SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

THE ROYAL BANK OF SCOTLAND GROUP PLC
(Exact name of Registrant as specified in its Charter)

Great Britain	None
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

42 St. Andrew Square
Edinburgh EH2 2YE
Scotland

(Address of principal executive office)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-100661 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Exchangeable Capital Securities (Non-cumulative Dollar Preference Shares American Depositary Shares	New York Stock Exchange New York Stock Exchange)* New York Stock Exchange*

* Application is made for listing, not trading, but only in connection with the registration of American Depositary Shares pursuant to the requirements of the New York Stock Exchange.

Securities to be registered pursuant to Section 12(g) of the Act:

   None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

     On October 18, 2002, the Registrant filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-3 (File No. 333-100661) (the “Registration Statement”) relating, among other securities, to certain debt securities (including capital securities), non-cumulative dollar preference shares, and American Depositary Shares of the Registrant. On December 19, 2002, the Registrant filed with the Commission Amendment No. 1 to the Registration Statement. On January 22, 2003, the Commission declared the Registration Statement, as amended by Amendment No. 1, effective under the Securities Act of 1933, as amended.

     On June 18, 2003, the Registrant filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933 the prospectus dated May 12, 2003 as supplemented by the prospectus supplement dated June 16, 2003 (the “Prospectus” and “Prospectus Supplement”, respectively). The Prospectus Supplement and the Prospectus are incorporated herein by reference to the extent set forth below.

Item 1: Description of Registrant’s Securities to be Registered

     Reference is made to the information set forth under the headings “Description of Capital Securities”, “Description of Exchange Preference Shares” and “Certain US Federal and UK Tax Consequences” on pages S-19 through S-35 of the Prospectus Supplement, and to “Description of Debt Securities” on pages 3 through 14, “Description of Dollar Preference Shares” on pages 53 through 61, and “Description of American Depositary Receipts” on pages 62 through 66, of the Prospectus, all of which information is incorporated by reference in this registration statement.

Item 2: Exhibits

1.1	Memorandum and Articles of Association of the Registrant, as amended (incorporated by reference to the Registrant’s report on Form 6-K, as filed with the Commission on October 2, 2002).

1.2	Resolutions of a committee of the Board of Directors of the Registrant, providing for the issuance of $850,000,000 5.75% Exchangeable Capital Securities, Series B (incorporated by reference to the Registrant’s report on Form 6-K, as filed with the Commission on June 24, 2003).

1.3	Form of Exchangeable Capital Securities, Series B, of the Registrant (incorporated by reference to the Registrant’s report on Form 6-K, as filed with the Commission on June 24, 2003).

1.4	Form of bearer share warrant for Category II Non-cumulative Dollar Preference Shares of the Registrant (incorporated by reference to the Registrant’s report on Form 6-K, as filed with the Commission on June 24, 2003).

1.5	Form of certificate representing Category II Non-cumulative Dollar Preference Shares of the Registrant (incorporated by reference to the Registrant’s report on Form 6-K, as filed with the Commission on June 24, 2003).

1.6	Form of Amended and Restated Deposit Agreement among the Registrant, The Bank of New York and all holders from time to time of American Depositary Receipts issued thereunder, including the form of American Depositary Receipt (incorporated by reference to the Registrant’s Registration Statement on Form F-6 (File No. 333-11490)).

1.7	Form of Capital Securities Indenture between the Registrant and The Bank of New York, as Trustee (incorporated by reference to the Registrant’s Registration Statement on Form F-3 (File No. 333-73950)).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

The Royal Bank of Scotland Group plc

By:	/s/ Hew Campbell

Name: Hew Campbell
Title: Deputy Secretary

Date: June 24, 2003